UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2004

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 30, 2004, Mirant Corporation (“Mirant”) entered into a Separation Agreement and Release of Certain Claims (the “Agreement”) with S. Marce Fuller, its Chief Executive Officer (“Fuller”).

In general, the Agreement provides for the payment by Mirant of a lump sum separation payment to Fuller of $3.4 million upon the termination of Fuller’s active employment with Mirant.  In addition, the Agreement provides that Fuller will be paid her 2004 short-term incentive at her target amount of $850,000.  In exchange, Fuller releases all rights and claims under any change-in-control agreement or plan with Mirant.

The terms of the Agreement have been approved by the Bankruptcy Court for the Northern District of Texas pursuant to an Order issued on September 2, 2004 and were agreed to by all of Mirant’s bankruptcy committees.

The Agreement is attached as an Exhibit hereto.

Item 9.01  Financial Statements and Exhibits

Exhibits

Exhibit No.	Exhibit Name
99.1	Agreement with S. Marce Fuller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 30, 2004
Mirant Corporation

/s/ Dan Streek
Dan Streek
Vice President and Controller
(Principal Accounting Officer)